Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2008, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. and the effectiveness of Hollis-Eden Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Costa Mesa, CA

December 12, 2008